Exhibit 99.1

February 23, 2022

Zeta Announces Record Financial Results and Zeta 2025 Targets

•	Delivered 4Q’21 revenue of $135M, up 18% YtY (up 32% ex-Presidential cycle); delivered 2021 revenue of $458M, up 25% YtY (up 30% ex-Presidential cycle)

•

Reduced 4Q’21 cost of revenue by 590 bps YtY to 36.3%, reduced by 675 bps to 35.5% excluding stock-based compensation; reduced 2021 cost of revenue by 230 bps YtY to 38.1%, reduced by 290 bps to 37.6% excluding stock-based compensation

•	Improved total Zeta NRR to 113% with scaled customer NRR greater than 120% in 2021

•	Generated 4Q’21 cash flow from operating activities of $20.9M; generated 2021 cash flow from operating activities of $44.3M

•	Announcing Zeta 2025 targets of $1B+ in revenue and at least 20% Adjusted EBITDA margin

NEW YORK – Zeta Global (NYSE: ZETA), a cloud-based marketing technology company that empowers enterprises to acquire, grow, and retain customers more efficiently, today announced financial results for the quarter and full year ended December 31, 2021.

“2021 was an incredible year for Zeta filled with many important milestones, culminating with our record results,” said David A. Steinberg, Co-founder, Chairman & CEO of Zeta. “Disruption in the digital ecosystem is forcing brands to reevaluate their marketing technology investments and fueling the demand for data-driven, identity-based marketing. We are just beginning to scratch the surface of our rapidly growing, multi-billion-dollar addressable market and we believe in our ability to achieve our Zeta 2025 targets.”

“Throughout 2021, we grew scaled customer count, increased scaled customer ARPU, improved Direct Platform mix, expanded margins, and generated record cash flow, which speaks to the culture of execution we are building at Zeta,” said Chris Greiner, Zeta’s CFO. “These factors are providing the visibility and confidence for us to set out our 2022 and Zeta 2025 targets, along with the KPIs by which we can be measured over the course of our journey.”

A supplemental earnings presentation is available on the Company’s Investor Relations website, https://investors.zetaglobal.com/, which includes additional details on Zeta’s 4Q and full year 2021 results, its 2022 guidance, and the underpinnings of its Zeta 2025 plan.

Fourth Quarter 2021 Financial Highlights

(Unless otherwise noted, all comparisons are to the fourth quarter of 2020)

•	Total revenue of $135 million, an increase of 18% as reported or 32% excluding the 2020 Presidential cycle. Total revenue grew 17% quarter-to-quarter.

•	Direct platform revenue made up 77% of total revenue compared to 60%.

•	Scaled customer count of 355 compared to 347 in the third quarter of 2021.

•	Scaled customer ARPU over $368,000 compared to $320,000 in the third quarter of 2021.

•	Lowered the cost of revenue[1] percentage to 35.5%, excluding stock-based compensation, down 675 basis points.

•	GAAP operating loss of $61.2 million, compared to an operating income of $6.6 million, driven primarily by $70.5 million of stock-based compensation compared to $0.03 million.

•	GAAP net loss of $61.1 million, compared to a net loss of $8.8 million, driven primarily by $70.5 million of stock-based compensation compared to $0.03 million.

•	GAAP diluted loss per share of $0.46 compared to a diluted loss per share of $0.53.

•	Cash flow from operating activities of $20.9 million, compared to $18.9 million.

•	Adjusted EBITDA[1] of $22.9 million, an increase of 29% compared to $17.8 million.

•	Adjusted EBITDA margin[1] of 17%, compared to 15.5%.

Full Year 2021 Financial Highlights

(Unless otherwise noted, all comparisons are to full year 2020)

•	Total revenue of $458 million, an increase of 25% as reported or 30% excluding the 2020 Presidential cycle.

•	Seven of our ten largest industry verticals grew greater than 25%.

•	Channels per scaled customer increased to 1.9 compared to 1.4.

•	Scaled customer count of 355 compared to 336.

•	Scaled customer ARPU over $1.24 million compared to $1.05 million.

•	Lowered the cost of revenue percentage to 37.6%, excluding stock-based compensation, down 290 basis points.

•	GAAP operating loss of $248.4 million, compared to an operating loss of $8.1 million, driven primarily by $259.2 million of stock-based compensation compared to $0.1 million.

•	GAAP net loss of $249.6 million, compared to a net loss of $53.2 million, driven primarily by $259.2 million of stock-based compensation compared to $0.1 million.

•	GAAP diluted loss per share of $2.95 compared to a loss per diluted share of $2.23.

•	Cash flow from operating activities of $44.3 million, compared to $35.5 million.

•	Adjusted EBITDA of $63.3 million, an increase of 60% compared to $39.6 million.

•	Adjusted EBITDA margin of 13.8%, compared to 10.8%.

Guidance

Zeta anticipates revenue and adjusted EBITDA as follows:

First Quarter 2022

•	Revenue of $118 million to $121 million, representing a year-over-year increase of 17% to 19%.

•	Adjusted EBITDA of $16.5 million to $17.0 million, representing a year-over-year increase of 27% to 31% and an adjusted EBITDA margin of 13.6% to 14.4%.

[1]

Cost of revenue excluding stock-based compensation, Adjusted EBITDA and Adjusted EBITDA margin are not measures of financial performance prepared in accordance with GAAP. See “Non-GAAP Measures” for more information and, where applicable, reconciliations to the most directly comparable GAAP financial measures at the end of this release.

Full Year 2022

•	Revenue of $540 million to $550 million, representing a year-over-year increase of 18% to 20%.

•	Adjusted EBITDA of $80 million to $83 million, representing a year-over-year increase of 26% to 31% and an adjusted EBITDA margin of 14.5% to 15.4%.

Zeta 2025

Additionally, the Company is announcing Zeta 2025, a long-term plan that will drive its vision to become one of the largest marketing clouds in the industry, with targets for business, product, and industry leadership. The financial targets of this plan are to generate in excess of $1 billion in annual revenue with at least 20% Adjusted EBITDA margins by 2025.

Investor Conference Call and Webcast

Zeta will host a conference call today, Wednesday, February 23, 2022, at 5:00 p.m. Eastern Time to discuss financial results for the fourth quarter and full year 2021. The live webcast of the conference call can be accessed from the Company’s investor relations website, https://investors.zetaglobal.com/ where it will remain available for one year.

About Zeta

Zeta Global Holdings Corp. is a leading data-driven, cloud-based marketing technology company that empowers enterprises to acquire, grow and retain customers for a lower cost than they can achieve without us. The Company’s Zeta Marketing Platform (the “ZMP”) is the largest omnichannel marketing platform with identity data at its core. The ZMP analyzes billions of structured and unstructured data points to predict consumer intent by leveraging sophisticated artificial intelligence to personalize experiences at scale. Founded in 2007 by David A. Steinberg and John Sculley, the Company is headquartered in New York City. For more information, please go to www.zetaglobal.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning our anticipated future financial performance, our market opportunities and our expectations regarding our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook, “guidance” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. The forward-looking statements are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on these forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to: the impact of COVID-19 on the global economy, our customers, employees and business; potential fluctuations in our operating results, which could make our future operating results difficult to predict; our ability to innovate and make the right investment decisions in our product offerings and platform;

our ability to attract and retain customers, including our scaled customers; our ability to manage our growth effectively; our ability to collect and use data online; the standards that private entities and inbox service providers adopt in the future to regulate the use and delivery of email may interfere with the effectiveness of our platform and our ability to conduct business; a significant inadvertent disclosure or breach of confidential and/or personal information we process, or a security breach of our or our customers’, suppliers’ or other partners’ computer systems; and any disruption to our third-party data centers, systems and technologies. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

The first quarter and full year 2022 guidance and Zeta 2025 targets provided herein are based on Zeta’s current estimates and assumptions and are not a guarantee of future performance. The guidance provided and Zeta 2025 targets are subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company’s reports on file with the Securities and Exchange Commission. There can be no assurance that the Company will achieve the results expressed by this guidance or the targets.

Availability of Information on Zeta’s Website and Social Media Profiles

Investors and others should note that Zeta routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Zeta investor relations website at https://investors.zetaglobal.com (“Investors Website”). We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Investors Website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Zeta to review the information that it shares at the Investors Website and to regularly follow our social media profile links located at the bottom of the page on www.zetaglobal.com. Users may automatically receive email alerts and other information about Zeta when enrolling an email address by visiting “Investor Email Alerts” in the “Resources” section of the Investors Website.

Social Media Profiles:

www.twitter.com/zetaglobal

www.facebook.com/ZetaGlobal/

www.linkedin.com/company/zetaglobal

www.instagram.com/zetaglobal/

The Following Definitions Apply to the Terms Used Throughout This Release

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Net Revenue Retention: We use an annual net revenue retention (“NRR”) rate as a measure of our ability to retain and expand business generated from our existing customers. We calculate our NRR rate by dividing current year revenue earned from customers from which we also earned revenue in the prior year, by the prior year revenue from those same customers. We exclude political and advocacy customers from our calculation of NRR rate because of the biennial nature of these customers.

•

Direct Platform and Integrated Platform: When the Company generates revenues entirely through the Company platform, the Company considers it Direct Platform Revenue. When the Company generates revenue by leveraging its platform’s integration with third parties, it is considered Integrated Platform Revenue.

•

Cost of revenue: Cost of revenue excludes depreciation and amortization and consists primarily of media and marketing costs and certain personnel costs. Media and marketing costs consist primarily of fees paid to third-party publishers, media owners or managers, and strategic partners that are directly related to a revenue-generating event. We pay these third-party publishers, media owners or managers and strategic partners on a revenue-share, a cost-per-lead, cost-per-click, or cost-per-thousand-impressions basis. Personnel costs included in cost of revenues include salaries, bonuses, commissions, stock-based compensation and employee benefit costs primarily related to individuals directly associated with providing services to our customers.

•

Scaled Customers: We define scaled customers as customers from which we generated more than $100,000 in revenue per year. We calculate the number of scaled customers at the end of each quarter and on an annual basis as the number of customers billed during each applicable period. We believe the scaled customers measure is both an important contributor to our revenue growth and an indicator to investors of our measurable success.

•

Scaled Customer ARPU: We calculate the scaled customer average revenue per user (“ARPU”) as revenue for the corresponding period divided by the average number of scaled customers during that period. We believe that scaled customer ARPU is useful for investors because it is an indicator of our ability to increase revenue and scale our business

Non-GAAP Measures

In order to assist readers of our condensed unaudited consolidated financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes, we describe our non-GAAP measures below. We believe these non-GAAP measures are useful to investors in evaluating our performance by providing an additional tool for investors to use in comparing our financial performance over multiple periods.

•

Adjusted EBITDA is a non-GAAP financial measure defined as net loss adjusted for interest expense, depreciation and amortization, stock-based compensation, income tax provision / (benefit), acquisition related expenses, restructuring expenses, change in fair value of warrants and derivative liabilities, certain dispute settlement expense, certain non-recurring IPO related expenses, including the payroll taxes related to vesting of restricted stock and restricted stock units on IPO and other expenses / (income). Acquisition related expenses and restructuring expenses primarily consist of severance and other personnel-related costs which we do not expect to incur in the future as acquisitions of businesses may distort the comparability of the results of operations. Change in fair value of warrants and derivative liabilities is a non-cash expense related to periodically recording “mark-to-market” changes in the valuation of derivatives and warrants. Other expenses / (income) consist of non-cash expenses such as changes in fair value of acquisition related liabilities, gains and losses on extinguishment of acquisition related liabilities, gains and losses on sales of assets and foreign exchange gains and losses. In particular, we believe that the exclusion of stock-based compensation, certain dispute settlement expenses and non-recurring IPO related expenses that are not related to our core operations provides measures for period-to-period comparisons of our business and provides additional insight into our core controllable costs. We exclude these charges because these expenses are not reflective of ongoing business and operating results.

•	Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by the total revenues for the same period.

•	Cost of revenue, excluding stock-based compensation is a non-GAAP financial measure defined as cost of revenue as defined above less stock-based compensation.

Adjusted EBITDA, Adjusted EBITDA margin and Cost of revenue excluding stock-based compensation provide us with a useful measure for period-to-period comparisons of our business as well as comparison to our peers. We believe that these non-GAAP financial measures are useful to investors in analyzing our financial and operational performance. Nevertheless our use of Adjusted EBITDA, Adjusted EBITDA margin and Cost of revenue excluding stock-based compensation has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Other companies may calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial performance measures, including revenues and net loss.

We calculate forward-looking Adjusted EBITDA and Adjusted EBITDA margin based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net income (loss). We do not attempt to provide a reconciliation of forward-looking Adjusted EBITDA and Adjusted EBITDA margin guidance and targets to forward looking GAAP net income (loss) because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Contacts:

Investor Relations

Scott Schmitz

ir@zetaglobal.com

Press

Megan Rose

press@zetaglobal.com

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$103,859	$50,725
Accounts receivable, net of allowance of $1,295 and $2,207 as of December 31, 2021 and December 31, 2020, respectively	83,578	79,366
Prepaid expenses	6,970	3,903
Other current assets	1,649	7,374

Total current assets	196,056	141,368

Non-current assets:
Property and equipment, net	5,630	6,117
Website and software development costs, net	38,038	32,891
Intangible assets, net	40,963	28,591
Goodwill	114,509	76,432
Deferred tax assets, net	956	366
Other non-current assets	1,113	521

Total non-current assets	201,209	144,918

Total assets	$397,265	$286,286

Liabilities, Mezzanine Equity and Stockholders’ Equity / (Deficit)
Current liabilities:
Accounts payable	$21,711	$40,976
Accrued expenses	63,979	44,622
Acquisition related liabilities (current)	8,042	6,018
Deferred revenue	6,866	4,053
Other current liabilities	5,159	8,310

Total current liabilities	105,757	103,979

Non-current liabilities:
Long term borrowings	183,613	189,693
Acquisition related liabilities (non-current)	14,915	17,137
Warrants and derivative liabilities	—	58,100
Other non-current liabilities	2,492	2,387

Total non-current liabilities	201,020	267,317

Total liabilities	306,777	371,296

Commitments and contingencies
Mezzanine equity:
Redeemable convertible preferred stock $ 0.001 per share par value, up to 60,137,979 shares authorized, 39,223,194 shares issued and outstanding as of December 31, 2020	—	154,210
Stockholders’ equity / (deficit):
Series A common stock $ 0.001 per share par value, up to 204,220,800 shares authorized, 112,012,693 shares issued and outstanding as of December 31, 2020	—	112
Series B common stock $ 0.001 per share par value, up to 3,400,000 shares authorized, 3,054,318 shares issued and outstanding as of December 31, 2020	—	3
Class A common stock $ 0.001 per share par value, up to 3,750,000,000 shares authorized, 159,974,847 shares issued and outstanding as of December 31, 2021	160	—
Class B common stock $ 0.001 per share par value, up to 50,000,000 shares authorized, 37,856,095 shares issued and outstanding as of December 31, 2021	38	—
Additional paid-in capital	584,208	4,956
Accumulated deficit	(491,817)	(242,254)
Accumulated other comprehensive loss	(2,101)	(2,037)

Total stockholders’ equity / (deficit)	90,488	(239,220)

Total liabilities, mezzanine equity and stockholders’ equity / (deficit)	$397,265	$286,286

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Year ended December 31,
	2021	2020	2019
Revenues	$458,338	$368,120	$306,051
Operating expenses:
Cost of revenues (excluding depreciation and amortization)	174,720	148,878	110,385
General and administrative expenses	189,606	70,849	73,344
Selling and marketing expenses	229,343	77,140	69,519
Research and development expenses	64,474	31,772	28,685
Depreciation and amortization	45,922	40,064	34,340
Acquisition related expenses	1,953	5,402	5,916
Restructuring expenses	727	2,090	1,388

Total operating expenses	$706,745	$376,195	$323,577
Loss from operations	(248,407)	(8,075)	(17,526)
Interest expense	7,033	16,257	15,491
Other (income) / expenses	(279)	(126)	239
Gain on extinguishment of debt	(10,000)	—	—
Change in fair value of warrants and derivative liabilities	5,000	28,100	4,200

Total other expenses	$1,754	$44,231	$19,930
Loss before income taxes	(250,161)	(52,306)	(37,456)
Income tax (benefit) / provision	(598)	919	1,009

Net loss	$(249,563)	$(53,225)	$(38,465)

Other comprehensive loss:
Foreign currency translation adjustment	(64)	(190)	(76)

Total comprehensive loss	$(249,627)	$(53,415)	$(38,541)

Net loss per share
Net loss	$(249,563)	$(53,225)	$(38,465)
Cumulative redeemable convertible preferred stock dividends	7,060	19,571	17,278
Net loss available to common stockholders	$(256,623)	$(72,796)	$(55,743)
Basic loss per share	$(2.95)	$(2.23)	$(1.77)
Diluted loss per share	$(2.95)	$(2.23)	$(1.77)
Weighted average number of shares used to compute net loss per share
Basic	86,932,191	32,589,409	31,579,301
Diluted	86,932,191	32,589,409	31,579,301

Stock-based compensation as follows:

	Year ended December 31,
	2021	2020	2019
Cost of revenues (excluding depreciation and amortization)	$2,589	$—	$—
General and administrative expenses	100,160	105	216
Selling and marketing expenses	129,577	—	—
Research and development expenses	26,833	—	—

Total	$259,159	$105	$216

Consolidated Statements of Cash Flows

(In thousands)

	Year ended December 31,
	2021	2020	2019
Cash flows from operating activities:
Net loss	$(249,563)	$(53,225)	$(38,465)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	45,922	40,064	34,340
Stock-based compensation	259,159	105	216
Gain on extinguishment of debt	(10,000)	—	—
Deferred income taxes	(2,475)	(98)	(59)
Change in fair value of warrant and derivative liabilities	5,000	28,100	4,200
Others, net	45	4,180	2,388
Change in non-cash working capital (net of acquisitions):
Accounts receivable	(1,155)	24,347	18,907
Prepaid expenses	(3,067)	(551)	(80)
Other current assets	5,725	632	(6,203)
Other non-current assets	(592)	1,479	330
Deferred revenue	2,813	2,402	(2,772)
Accounts payable	(22,243)	4,443	22,227
Accrued expenses and other current liabilities	14,618	(15,491)	(6,484)
Other non-current liabilities	105	(848)	2,054

Net cash provided by operating activities	44,292	35,539	30,599

Cash flows from investing activities:
Capital expenditures	(9,482)	(2,249)	(3,300)
Website and software development costs	(17,274)	(22,958)	(19,374)
Business and asset acquisitions, net of cash acquired	(20,093)	—	(38,986)

Net cash used for investing activities	(46,849)	(25,207)	(61,660)

Cash flows from financing activities:
Cash paid for acquisition related liabilities	(9,850)	(717)	(1,772)
Proceeds from pay check protection program loan	—	10,000	—
Proceeds from term loan, net of issuance costs	183,311	—	24,500
Proceeds from initial public offering, net of issuance cost	126,538	—	—
Repurchase of restricted stock	(64,468)	—	—
Proceeds from employees’ stock purchase plan	809	—	—
Exercise of warrants and options	137	—	—
Proceeds from credit lines	—	—	7,000
Repayments against the credit facilities	(180,745)	(6,500)	(1,700)

Net cash provided by financing activities	55,732	2,783	28,028

Effect of exchange rate changes on cash and cash equivalents	(41)	(208)	(75)

Net increase / (decrease) in cash and cash equivalents, including restricted cash	53,134	12,907	(3,108)

Cash and cash equivalents and restricted cash, beginning of period	50,725	37,818	40,926

Cash and cash equivalents and restricted cash, end of period	$103,859	$50,725	$37,818

Supplemental cash flow disclosures including non-cash activities:
Cash paid for interest	$7,004	$13,070	$12,222
Cash paid for income taxes, net	$1,758	$1,296	$783
Liability established in connection with acquisitions	$10,185	$—	$26,488
Capitalized stock-based compensation expense as website and software development costs	$10,196	$—	$—
Shares issued in connection with acquisitions and other agreements	$29,650	$424	$13,940
Dividends on redeemable convertible preferred stock settled in Company’s equity	$60,082	$—	$—
Non-cash settlement of warrants and derivative liabilities	$63,100	$—	$—
Non-cash consideration for website and software development costs	$1,551	$1,110	$614

9

The following table reconciles adjusted EBITDA and adjusted EBITDA margin to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP.

	(In thousands) Year ended December 31,
	2021	2020	2019
Net loss	$(249,563)	$(53,225)	$(38,465)
Net loss margin	(54.4)%	(14.5)%	(12.6)%
Add back:
Depreciation and amortization	45,922	40,064	34,340
Restructuring expenses	727	2,090	1,388
Acquisition-related expenses	1,953	5,402	5,916
Stock-based compensation	259,159	105	216
IPO related expenses	2,705	—	—
Gain on extinguishment of debt	(10,000)	—	—
Dispute settlement expense	1,196	—	—
Other (income) / expenses	(279)	(126)	239
Change in fair value of warrants and derivative liabilities	5,000	28,100	4,200
Interest expense	7,033	16,257	15,491
Income tax (benefit) / provision	(598)	919	1,009

Adjusted EBITDA	$63,255	$39,586	$24,334

Adjusted EBITDA margin%	13.8%	10.8%	7.9%

10